Exhibit 99.1

Allscripts Reports Second Quarter 2011 Results

Strong Growth in Quarterly Bookings, Revenue, Operating Margin and Net Income

Demand Across Portfolio Accelerates Sales to New and Existing Clients

Company Generates $52.3 million in Operating Cash Flow; Repurchases $50 million of Common Stock

Updates 2011 Financial Guidance to High-End of Range

CHICAGO, Aug. 2, 2011 /PRNewswire/ — Allscripts Healthcare Solutions, Inc. (Allscripts – NASDAQ: MDRX) today announced its financial results for the three months ended June 30, 2011.

Second Quarter 2011 Highlights:

•	Bookings of $244.6 million, 15 percent sequential growth compared to $212.4 million in the first quarter of 2011

•	GAAP revenue of $356.8 million; non-GAAP revenue of $363.5 million, an 11 percent year-over-year increase

•	GAAP gross margin of 47.0 percent; non-GAAP gross margin of 48.0 percent compared to 49.3 percent in the prior year

•	GAAP operating income margin of 9.0 percent; non-GAAP operating income margin of 20.5 percent compared to 17.7 percent in the prior year

•

GAAP net income of $15.9 million and diluted earnings per share of $0.08 includes approximately $25.8 million, or $0.13 per share, associated with an acquisition-related deferred revenue adjustment and amortization, stock-based compensation and transaction-related expenses, all net of tax

•	Non-GAAP net income of $42.5 million; non-GAAP diluted earnings per share of $0.22, a 22 percent year-over-year increase

•

$52.3 million in cash flow from operations; reduced the Company’s outstanding debt by $25.5 million; repurchased approximately $50 million in common stock through June 30, 2011; ended the quarter with approximately $117 million in cash and marketable securities

“Allscripts strong second quarter performance reflects a healthy mix of new and add-on sales, including net-new Sunrise Enterprise transactions, demonstrating our ability to both grow and expand our industry-leading client base,” said Glen Tullman, Chief Executive Officer of Allscripts. “I am confident Allscripts is poised for continued growth. Our leadership team is in place and our solutions portfolio is robust, positioning the Company to lead the digital transformation of healthcare. I am very proud of the accomplishments of our team and their ongoing dedication to our vision of creating a Connected Community of Health.”

Second Quarter Results

GAAP revenue for the three months ended June 30, 2011 was $356.8 million. Total non-GAAP revenue(1) for the three months ended June 30, 2011 was $363.5 million, compared to total non-GAAP revenue of $326.4 million for the three months ended June 30, 2010, an 11 percent increase.

GAAP gross profit for the three months ended June 30, 2011 was $167.8 million, or 47.0 percent of GAAP revenue. Total non-GAAP gross profit(2) was $174.5 million, or 48.0 percent of non-GAAP revenue for the three months ended June 30, 2011, compared to $160.9 million, or 49.3 percent of non-GAAP revenue for the three months ended June 30, 2010.

GAAP operating income for the three months ended June 30, 2011 was $32.1 million. Total non-GAAP operating income(3) was $74.5 million for the three months ended June 30, 2011, or 20.5 percent of total non-GAAP revenue. This compares to $57.8 million or 17.7 percent of total non-GAAP revenue for the prior year, a 29 percent increase.

GAAP net income for the three months ended June 30, 2011 was $15.9 million. Total non-GAAP net income(4) was $42.5 million, after giving effect to an acquisition-related deferred revenue adjustment and amortization, stock-based compensation and transaction-related expenses, all net of tax, and tax rate alignment. This result compares to $35.4 million for the prior year, a 20 percent increase.

GAAP diluted earnings per share for the three months ended June 30, 2011 was $0.08. Non-GAAP diluted earnings per share for the three months ended June 30, 2011 was $0.22, after giving effect to the impact of an acquisition-related deferred revenue adjustment and amortization, stock-based compensation and transaction-related expenses and tax rate alignment, a 22 percent increase over non-GAAP diluted earnings per share for the three months ended June 30, 2010.

Allscripts tax rate on a non-GAAP basis was approximately 39 percent for the three months ended June 30, 2011 and 2010.

For the second quarter of 2011, cash flow from operations totaled $52.3 million. As of June 30, 2011, Allscripts had repaid approximately $147.2 million (including $25.5 million in the second quarter of 2011) of the $570 million borrowed under its secured term loan facility and senior secured revolving facility in August 2010. As of June 30, 2011, the Company had $422.8 million of borrowings outstanding and cash and marketable securities of approximately $117.0 million.

Update on Share Repurchase Program

On May 5, 2011 Allscripts announced that its Board of Directors approved a stock repurchase program under which the Company may purchase up to $200 million of its common stock over the next three years.

As of June 30, 2011, the Company repurchased approximately 2.563 million shares at an average price of $19.51 per share for a total of approximately $50 million. Approximately $150 million remains for the repurchase of Allscripts common stock during the authorized repurchase period.

Any share repurchases may be made through open market transactions, block trades, privately negotiated transactions (including accelerated share repurchase transactions) or other means. Any repurchase activity will depend on factors such as the Company’s working capital needs, cash requirements for investments, debt repayment obligations, our stock price, and economic and market conditions. The Allscripts stock repurchase program may be accelerated, suspended, delayed or discontinued at any time.

Financial Commentary

“Our revenue and non-GAAP earnings growth accelerated in the second quarter, reflecting a solid quarter of systems installations and continued robust upgrade activity,” said Bill Davis, Chief Financial Officer of Allscripts. “At the same time, we remain focused on migrating and supporting our client base in their efforts to achieve meaningful use. Our non-GAAP operating profit increased 29 percent year-over-year, reflecting the benefit of anticipated merger-related cost synergies and the sustainable leverage of our financial model. We did this even while increasing our research and development spend during the second quarter.” Mr. Davis continued, “Our financial health is evident in our ability to continue to generate very healthy cash flow, reduce debt and repurchase $50 million of Allscripts shares during the quarter.”

Allscripts Financial Guidance

Reflecting the Company’s financial results for the first six months of 2011, Allscripts is adjusting non-GAAP revenue and earnings per share guidance for 2011 to the high-end of its previously disclosed range. Revisions to prior guidance assumptions are noted in the table below. Please see footnotes at the end of this press release for a reconciliation of GAAP and non-GAAP financial presentations and other information.

Calendar Year 2011 Guidance Range(5)

Revised Non-GAAP Revenue	$1,440.0 million to $1,450.0 million

(Prior Non-GAAP Revenue)	($1,425.0 million to $1,450.0 million)

Non-GAAP Adjusted Operating Income	$305.0 million to $308.0 million

(Prior Non-GAAP Adjusted Operating Income)	($303.0 million to $308.0 million)

Non-GAAP Adjusted Operating Margin	21 percent

GAAP Interest Expense	$23.0 million

(Prior Interest Expense)	($24.5 million)

Tax Rate	38.0 percent to 39.5 percent

Non-GAAP Net Income	$172.0 million to $176.0 million

(Prior Non-GAAP Net Income)	($167.0 million to $176.0 million)

Non-GAAP Earnings Per Share	$0.88-$0.90

(Prior Non-GAAP Earnings Per Share)	($0.86-$0.90)

Diluted Shares	194.0 million

Conference Call

Allscripts will conduct a conference call today, August 2, 2011 at 4:30 PM Eastern Time to discuss the Company’s earnings and other information. The conference call can be accessed via the Internet at www.allscripts.com, or by dialing (877) 303-0543 and requesting the Allscripts earnings call. International callers can access the conference call by dialing (973) 935-8787 and requesting the Allscripts investor call. A Microsoft Windows Media Player web replay of the call will be available four hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling (800) 642-1687 or (706) 645-9291 for international callers - ID # 80801406.

Basis of Presentation

Allscripts completed its merger with Eclipsys Corporation on August 24, 2010 and, in connection with the merger, the Allscripts Board of Directors approved changing the Company’s fiscal year-end from May 31 to December 31. The Company’s 2011 second quarter financial statements include consolidated results for both Allscripts and Eclipsys for the three months ended June 30, 2011. Given the change in fiscal year, historical consolidated results of Allscripts on both a GAAP and non-GAAP basis have been recast to provide comparative financial results for the three months ended June 30, 2010.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

Please refer to the discussion below under Explanation of Non-GAAP Financial Measures as you review the following footnotes.

(1)	Total non-GAAP revenue for the three months ended June 30, 2011 and 2010 gives effect to the add-back of acquisition-related deferred revenue adjustment of $6.7 million and $0.6 million, respectively. Non-GAAP revenue for the three months ended June 30, 2010 includes previously reported revenue of Eclipsys totaling $134.4 million.
(2)	Total non-GAAP gross profit for the three months ended June 30, 2011 and 2010 gives effect to the add-back of acquisition-related deferred revenue adjustment of $6.7 million and $0.6 million, respectively. Non-GAAP gross profit for the three months ended June 30, 2010 includes gross profit of Eclipsys totaling $60.8 million. In addition, total non-GAAP gross profit for three months ended June 30, 2010 includes $5.1 million in depreciation and amortization expense related to Eclipsys that is reclassified to conform to Allscripts’ income statement presentation.
(3)	Total non-GAAP operating income for the three months ended June 30, 2011 and 2010 gives effect to the add-back of acquisition-related deferred revenue adjustment of $6.7 million and $0.6 million, respectively; acquisition-related amortization of $16.6 million and $8.7 million, respectively; stock-based compensation expense of $8.9 million and $6.6 million, respectively; and transaction-related expenses of $10.2 million and $16.0 million, respectively. Non-GAAP operating income for the three months ended June 30, 2010 includes previously reported operating income of Eclipsys totaling $5.4 million.
(4)	Total Non-GAAP net income for the three months ended June 30, 2011 and 2010 gives effect to the following, each on a net-of-tax basis: add-back of an acquisition-related deferred revenue adjustment of $4.1 million and $0.3 million, respectively; acquisition-related amortization of $10.1 million and $5.3 million, respectively; stock-based compensation expense of $5.4 million and $4.7 million, respectively; and transaction-related expenses of $6.2 million and $9.7 million, respectively. Non-GAAP net income for the three months ended June 30, 2010 includes previously reported net income of Eclipsys totaling $1.6 million. An adjustment to add-back a realized loss on Eclipsys’ Auction Rate Securities totaling $0.9 million, net of tax, is included in non-GAAP net income for the three months ended June 30, 2010. Lastly, tax rate alignment of $0.8 million and $(0.2) million is provided for the three months ended June 30, 2011 and 2010, respectively.
(5)	Allscripts non-GAAP guidance for calendar 2011 assumes the following adjustment to approximately $1,445.0 million in GAAP revenue: approximately $21.0 million, pre-tax for an acquisition-related deferred revenue adjustment. Non-GAAP guidance for calendar 2011 assumes the following adjustments to GAAP operating and net income: approximately $66.0 million of acquisition-related amortization; approximately $44.0 million in stock-based compensation expense; approximately $21.0 million in deferred revenue, and $1.9 million in debt issuance costs; all on a pre-tax basis. Allscripts 2011 non-GAAP net income and diluted earnings per share guidance assumes a 38.0 percent to 39.5 percent tax rate.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release total non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Total non-GAAP revenue consists of GAAP revenue as reported and Eclipsys revenue for periods prior to the August 24, 2010 consummation of the 2010 merger with

Eclipsys (2010 Merger) and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP gross profit consists of GAAP gross profit as reported and Eclipsys gross profit for periods prior to the consummation of the 2010 Merger and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP operating income consists of GAAP operating income as reported and Eclipsys operating income for periods prior to the consummation of the 2010 Merger and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses. Non-GAAP net income consists of GAAP net income as reported and includes Eclipsys net income for periods prior to the consummation of the 2010 Merger, excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses, adds back the acquisition-related deferred revenue, in each case net of any related tax effects.

Acquisition-Related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and Eclipsys to that of the Company’s post-merger results.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Management believes that this adjustment facilitates comparisons of the 2010 merger results of legacy Allscripts and Eclipsys to that of the Company’s post-merger results. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Transaction-Related Expenses. Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

ARS Sales. Realized loss in the second quarter of 2010 on the sale of one of Eclipsys’ auction rate securities.

Tax Rate Alignment. Tax adjustment to align the current fiscal quarter’s effective tax rate to the expected annual effective tax rate.

Management also believes that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis provide useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and legacy Eclipsys to that of the Company’s 2010 post-merger results. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the Company’s core operating results. In addition, the Company uses non-GAAP revenue, operating income and/or net income to measure achievement under the Company’s stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis are performance measures only, and they do not provide any measure of the Company’s cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts

Allscripts (NASDAQ: MDRX) provides innovative solutions that empower all stakeholders across the healthcare continuum to deliver world-class outcomes. The company’s Electronic Health Record, Computerized Physician Order Entry and other clinical, financial, connectivity and information solutions for hospitals, physicians and post-acute organizations are the essential technologies that enable a Connected Community of Health™. To learn more about Allscripts, please visit www.allscripts.com, Twitter, Facebook and YouTube.

For further information contact:

Investors:

Seth Frank

312-506-1213

seth.frank@allscripts.com

Media:

Claire Weingarden

312-447-2442

claire.weingarden@allscripts.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.

Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation (“Eclipsys”) will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; competition within the industries in which we operate; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; the outcome of any legal proceeding that has been or may be instituted against us; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; and breach of our security by third parties. See our Annual Report on Form 10-KT for the seven months ended December 31, 2010 and subsequent public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$115.7	$129.4
Restricted cash	0.0	2.2
Accounts receivable, net	356.9	317.2
Deferred taxes, net	31.9	30.8
Inventories	3.2	3.8
Prepaid expenses and other current assets	100.8	92.1

Total current assets	608.5	575.5
Long-term marketable securities	1.7	1.7
Fixed assets, net	99.1	114.3
Software development costs, net	81.9	61.3
Intangible assets, net	522.1	554.7
Goodwill	1,039.1	1,037.0
Deferred taxes, net	5.5	5.5
Other assets	87.7	68.6

Total assets	$2,445.6	$2,418.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44.8	$46.6
Accrued expenses	89.1	84.7
Accrued compensation and benefits	37.9	40.4
Deferred revenue	276.5	228.6
Current maturities of long-term debt and capital lease obligations	39.4	30.8

Total current liabilities	487.7	431.1
Long-term debt	384.3	459.8
Deferred revenue	14.1	6.4
Deferred taxes, net	93.7	88.5
Other liabilities	58.2	49.0

Total liabilities	1,038.0	1,034.8
Total stockholders’ equity	1,407.6	1,383.8

Total liabilities and stockholders’ equity	$2,445.6	$2,418.6

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
System sales	$64.9	$44.1	$119.4	$88.7
Professional services	58.1	24.0	113.7	43.4
Maintenance	103.2	65.8	203.6	129.6
Transaction processing and other	130.6	57.5	255.4	114.1

Total revenue	356.8	191.4	692.1	375.8

Cost of revenue: (a)
System sales	35.9	24.0	70.8	48.1
Professional services	48.4	21.0	94.1	38.0
Maintenance	35.1	20.5	68.1	41.6
Transaction processing and other	69.6	21.3	131.5	39.5

Total cost of revenue	189.0	86.8	364.5	167.2

Gross profit	167.8	104.6	327.6	208.6
Selling, general and administrative expenses	101.5	66.3	205.7	123.2
Research and development	24.8	15.3	46.8	27.8
Amortization of intangible assets	9.4	2.5	18.6	5.0

Income from operations	32.1	20.5	56.5	52.6
Interest expense	(5.1)	(0.2)	(13.0)	(0.9)
Interest income and other, net	0.4	0.6	0.8	0.7

Income before income taxes	27.4	20.9	44.3	52.4
Provision for income taxes	(11.5)	(7.8)	(15.8)	(20.7)

Net income	$15.9	$13.1	$28.5	$31.7

Earnings per share:
Basic	$0.08	$0.09	$0.15	$0.22

Diluted	$0.08	$0.09	$0.15	$0.21

Weighted average common shares outstanding:
Basic	189.6	146.3	189.5	146.2

Diluted	193.2	149.4	192.8	149.3

(a) Includes pre-tax amortization of intangibles	$6.8	$2.8	$13.9	$5.5

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$15.9	$13.1	$28.5	$31.7
Non-cash adjustments to net income	55.3	23.3	97.6	50.2
Cash impact of changes in operating assets and liabilities	(18.9)	(2.2)	(7.0)	7.6

Net cash provided by operating activities	52.3	34.2	119.1	89.5
Cash flows from investing activities:
Capital expenditures	(9.4)	(5.2)	(21.2)	(10.8)
Capitalized software	(14.0)	(7.5)	(30.3)	(12.8)
Sales and maturities of marketable securities and other investments, net of purchases	(8.7)	2.7	(12.8)	2.8
Net proceeds received from sale of fixed assets	20.0	0.0	20.0	0.0
Change in restricted cash	0.0	0.0	2.2	0.0

Net cash used in investing activities	(12.1)	(10.0)	(42.1)	(20.8)
Cash flows from financing activities:
Net proceeds from stock-based compensation activities and employee stock purchase plan	3.1	2.1	20.0	1.9
Excess tax benefits from stock-based compensation	2.9	0.7	7.1	(0.6)
Net debt payments and refinancing costs	(25.8)	(3.9)	(68.3)	(28.2)
Repurchase of common stock	(50.1)	0.0	(50.1)	0.0

Net cash used in financing activities	(69.9)	(1.1)	(91.3)	(26.9)

Effect of exchange rates on cash and cash equivalents	0.0	0.0	0.6	0.0

Net (decrease) increase in cash and cash equivalents	(29.7)	23.1	(13.7)	41.8
Cash and cash equivalents, beginning of period	145.4	100.0	129.4	81.3

Cash and cash equivalents, end of period	$115.7	$123.1	$115.7	$123.1

Allscripts Healthcare Solutions, Inc.

Condensed Non-GAAP Financial Information

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended	Three Months Ended
		6/30/10	6/30/10	Q2 2010
	6/30/11	Allscripts	Eclipsys	Total
Total revenue, as reported	$356.8	$191.4	$134.4	$325.8

Deferred revenue adjustment	6.7	0.6	0.0	0.6

Total non-GAAP revenue	$363.5	$192.0	$134.4	$326.4

Gross profit, as reported	$167.8	$104.6	$60.8	$165.4

Deferred revenue adjustment	6.7	0.6	0.0	0.6
Depreciation reclass	0.0	0.0	(5.1)	(5.1)

Total non-GAAP gross profit	$174.5	$105.2	$55.7	$160.9

Operating income, as reported	$32.1	$20.5	$5.4	$25.9

Deferred revenue adjustment	6.7	0.6	0.0	0.6
Acquisition-related amortization	16.6	5.6	3.1	8.7
Stock-based compensation expense	8.9	2.9	3.7	6.6
Transaction-related expense (a)	10.2	12.5	3.5	16.0

Total non-GAAP operating income	$74.5	$42.1	$15.7	$57.8

Net (loss) income, as reported	$15.9	$13.1	$1.6	$14.7

Deferred revenue adjustment	4.1	0.3	0.0	0.3
Acquisition-related amortization	10.1	3.5	1.8	5.3
Stock-based compensation expense	5.4	1.8	2.9	4.7
Transaction-related expense (a)	6.2	7.7	2.0	9.7
ARS Sales	0.0	0.0	0.9	0.9
Tax rate alignment	0.8	(0.2)	0.0	(0.2)

Non-GAAP net income	$42.5	$26.2	$9.2	$35.4

Tax Rate	39%	39%	42%	39%

Weighted shares outstanding - diluted	193.2	149.4	58.1	195.0

Earnings per share - diluted, as reported	$0.08	$0.09	$0.03	$0.08

Non-GAAP earnings per share - diluted	$0.22	$0.18	$0.16	$0.18

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax

(a)	Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions.